Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204704) of TEGNA Inc. of our report dated June 27, 2023 relating to the financial statements and supplemental schedules of TEGNA 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
June 27, 2023